SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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VOLUME SERVICES AMERICA HOLDINGS, INC.

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201 East Broad Street

Spartanburg, SC 29306

April 22, 2004

Dear Security Holder:

      You are cordially invited to attend the 2004 Annual Meeting of security holders of Volume Services America Holdings, Inc., a Delaware corporation, operating its businesses under the trade name Centerplate (the “Company”), which will take place at 10:00 a.m. E.D.T. on Thursday, May 20, 2004 at the BI-LO Center, 650 North Academy Street, Greenville, SC 29601. For directions to the BI-LO Center, please go to www.bilocenter.com and click on “Directions and Hotels;” for special parking information for this annual meeting click on the Centerplate logo in the directions.

      The formal items on the agenda are the election of a Class I director and the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 28, 2004. This Proxy Statement provides information relating to these agenda items. We do not expect any other items of business to be raised.

      Please vote your shares promptly, because your vote is important. We appreciate your interest in the Company.

Sincerely yours,

Lawrence E. Honig
Chairman of the Board of Directors

201 East Broad Street

Spartanburg, SC 29306

April 22, 2004

NOTICE OF ANNUAL MEETING OF SECURITY HOLDERS

      Notice is hereby given that the 2004 Annual Meeting of security holders of Volume Services America Holdings, Inc., a Delaware corporation, operating its businesses under the trade name Centerplate, will take place at the BI-LO Center, 650 North Academy Street, Greenville, SC 29601 on Thursday, May 20, 2004 at 10:00 a.m. E.D.T. for purposes of:

1) Electing a Class I director;

2) Ratifying the appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 28, 2004; and

3) Acting upon such other matters as may properly come before the meeting or any adjournments, postponements or continuations of the meeting.

      For directions to the BI-LO Center, please go to www.bilocenter.com and click on “Directions and Hotels;” for special parking information for this annual meeting click on the Centerplate logo in the directions.

      All holders of record at the close of business on April 8, 2004 are entitled to vote at the meeting.

      All security holders are invited to attend the meeting. To ensure your representation at the meeting, however, we urge you to vote your shares by mail at your earliest convenience, whether or not you expect to attend. If you do attend the meeting, you may vote in person even if you have returned a proxy. Your vote is important.

Sincerely yours,

Janet L. Steinmayer
Corporate Secretary

PROXY STATEMENT

GENERAL INFORMATION

      This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors to be used at the 2004 Annual Meeting of Security Holders of Volume Services America Holdings, Inc., a Delaware corporation, operating its businesses under the trade name Centerplate (the “Company”). Copies of this Proxy Statement are being mailed to holders of record beginning on or about April 22, 2004. A copy of the Company’s Annual Report on Form 10-K for the year ended December 30, 2003 accompanies this Proxy Statement.

      The 2004 Annual Meeting will take place on Thursday, May 20, 2004 at the BI-LO Center, 650 North Academy Street, Greenville, SC 29601 at 10:00 a.m. (the “2004 Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Security Holders. For directions to the BI-LO Center, please go to www.bilocenter.com and click on “Directions and Hotels;” for special parking information for this annual meeting click on the Centerplate logo in the directions.

QUESTIONS AND ANSWERS

Q:	ON WHAT AM I VOTING?

A:	You are being asked to vote on the election of a Class I director, David M. Williams, and on the ratification of the appointment of Deloitte & Touche LLP as our independent auditors. For more information on our nominee for election to the Board of Directors, turn to “Nominee for Election to the Board of Directors for a Three-Year Term Expiring in 2007” on page 6. For information on the appointment of Deloitte & Touche LLP, turn to the Report of the Audit Committee beginning on page 10.

Q:	WHO IS ENTITLED TO VOTE?

A:	Each holder of the Company’s common stock at the close of business on April 8, 2004 is entitled to one vote for each share owned on that date. Each Income Deposit Security (“IDS”) includes one share of common stock. As of the record date, 22,524,992 shares of common stock were deemed issued and outstanding. Each share of common stock is entitled to one vote on each matter on which holders of common stock are entitled to vote.

Q:	HOW DO I VOTE?

A:	You can vote in either of these two ways:

• You can vote by mail by signing and dating your proxy card and mailing it in the enclosed prepaid envelope. If you mark your voting instructions on the proxy card, your shares will be voted per your instructions. If you return a signed proxy card but do not provide voting instructions, your shares will be voted for the named nominee for election as director.

• You can vote in person at the Annual Meeting by delivering your completed proxy card in person at the 2004 Annual Meeting or by completing a ballot available upon request at the meeting. However, if you hold your shares in a bank or brokerage account rather than in your own name, you must obtain a legal proxy from your stockbroker in order to vote at the meeting.

In addition, even if you mail in a proxy card and decide to attend the 2004 Annual Meeting, you may keep your proxy vote or vote in person.

Regardless of how you choose to vote, your vote is important, and we encourage you to vote promptly.

Q:	WILL ANY OTHER MATTERS BE VOTED UPON?

A:	We do not expect any other matters to be considered at the 2004 Annual Meeting. However, if a matter not listed on the proxy card is legally and properly brought before the Annual Meeting by a security holder, the proxies will vote on the matter in accordance with their judgment of what is in the best interest of the Company.

Q:	HOW MANY VOTES ARE NEEDED SO THAT THE MEETING CAN TAKE PLACE?

A:	The presence in person or by proxy at the 2004 Annual Meeting of the holders of one-third of the votes entitled to be cast at the Annual Meeting shall constitute a quorum.

Q:	HOW MANY VOTES ARE NEEDED TO ELECT THE NOMINEE FOR DIRECTOR AND TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITORS?

A:	Directors are elected by a plurality of the votes, which means the nominee who receives the largest number of votes will be elected. There is no cumulative voting.

The affirmative vote of the holders of a majority of the shares present or represented at the meeting and entitled to vote will be required to ratify the appointment of the independent auditors.

Q:	WHO WILL COUNT THE VOTES?

A:	Representatives of The Bank of New York, our Transfer Agent, will count the votes. A representative from The Bank of New York will act as inspector of elections.

Q:	HOW ARE VOTES COUNTED?

A:	To determine if we have a quorum, we will count all properly submitted proxies and ballots, including abstentions, broker non-votes and withheld votes, as present and entitled to vote. However, abstentions and broker non-votes, as well as votes withheld, are not considered votes cast and will not be counted for or against a matter or nominee.

Q:	WHAT SHARES ARE COVERED BY MY PROXY CARD?

A:	You should have been provided a proxy card for each account in which you own shares of the Company’s common stock either:

• Directly in your name as the shareholder of record; or

• Indirectly through a broker, bank or other holder of record.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A:	It means that you have multiple accounts in which you own shares of the Company’s common stock. Please vote all proxy cards you receive to ensure that all your shares are voted. However, for your convenience we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is The Bank of New York. All communications concerning shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, can be handled by making a toll-free call to The Bank of New York at 1-800-524-4458 or by contacting The Bank of New York on the internet at www.stockbny.com.

Q:	HOW CAN I CHANGE MY VOTE?

A:	You can revoke your proxy and change your vote at any time before the polls close at the 2004 Annual Meeting. You can do this by:

• Signing another proxy with a later date; or

• Voting again at the meeting.

Q:	WHEN ARE PROPOSALS FOR THE 2005 ANNUAL MEETING DUE?

A:	All security holders who wish to bring business before, or to nominate candidates for election as directors at, the annual meeting to take place in 2005 (the “2005 Annual Meeting”) must provide notice to our Corporate Secretary by certified mail, return receipt requested, to Corporate Secretary, Volume Services America Holdings, Inc., 201 East Broad Street, P.O. Box 10099, Spartanburg, SC 29306 no later than February 18, 2005 and no earlier than January 21, 2005. However, if the 2005 Annual Meeting does not occur between April 29, 2005 and July 29, 2005, the notice must be received not earlier than 120 days before the 2005 Annual Meeting and not later than the close of business on the later of 90 days before the 2005 Annual Meeting or 10 days following the day on which public announcement of the 2005 Annual Meeting is first made. The notice must set forth the security holder’s name and address as they appear on the Company’s books and the class and number of shares of common stock beneficially owned by such security holder. Additionally, the notice must set forth, as to each person whom the security holder proposes to nominate for election as a director, all information relating to such person required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named as a nominee and to serving as a director if elected).

You may contact the Corporate Secretary at the Company’s corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making security holder proposals and nominating director candidates.

Q:	WHO PAYS THE COST OF SOLICITING THE PROXIES REQUESTED?

A:	We will pay the expenses of soliciting proxies for the 2004 Annual Meeting, including the costs of preparing, printing and mailing this Proxy Statement and payments to brokerage firms, banks and others for forwarding solicitation materials to indirect owners of shares of the Company’s common stock. In addition to use of the mail, proxies may be solicited personally or by telephone by present and former officers, directors and other employees of the Company, without additional compensation, and by employees of The Bank of New York, our vote tabulator.

Q:	HOW CAN I GET A COPY OF THE COMPANY’S ANNUAL REPORT?

A:	If you were a holder of record on April 8, 2004, you should have received a copy of our Annual Report on Form 10-K for the fiscal year ended December 30, 2003 either with this Proxy Statement or prior to its receipt. If you have not received the Annual Report on Form 10-K, please write to the Corporate Secretary at the address below or call the Company at (864) 598-8600, and a copy will be sent to you. Requests for copies of the Annual Report on Form 10-K should be sent to: Corporate Secretary, Volume Services America Holdings, Inc., 201 East Broad Street, P.O. Box 10099, Spartanburg, SC 29306.

PROPOSAL ONE — ELECTION OF DIRECTOR

Composition of our Board of Directors

      Our Board of Directors currently consists of five members and is divided into three classes. At each annual meeting, a class of directors will be elected for a term expiring at the annual meeting occurring in the third year following the year of the election of that class. Each director will hold office until his or her successor has been elected or qualified or, if earlier, until the director’s resignation or removal.

      In connection with the closing of our initial public offering on December 10, 2003 (the “IPO”), we restructured our Board of Directors and appointed six individuals to serve as directors. On April 15, 2004, a vacancy was created on our Board of Directors when Paul Hornung, who was appointed as a Class I director in connection with the IPO, resigned for personal reasons. The Board of Directors intends to fill this vacancy at a future date.

      The following five individuals, who were appointed in connection with the IPO, are currently serving as directors:

Name	Age	Position

David M. Williams	62	Class I Director
Lawrence E. Honig	56	Chairman of the Board of Directors, Class II Director and Chief Executive Officer
Michael A. Wadsworth	60	Class II Director
Felix P. Chee	57	Class III Director
Peter F. Wallace	29	Class III Director

Security Holder Communications with our Board of Directors

      The Board of Directors has implemented a process by which security holders may communicate with the Board of Directors. Security holders may communicate with any of our directors by writing to them c/o Secretary and/or Vice President-Audit at Volume Services America Holdings, Inc., 201 East Broad Street, P.O. Box 10099, Spartanburg, SC 29306.

Nominee for Election to the Board of Directors for a Three-Year Term Expiring in 2007

      David M. Williams (Toronto, Ontario) served as the president and chief executive officer of the Ontario Workplace Safety & Insurance Board from 1998 until June 2003. Prior to that he held the position of executive vice president at George Weston Limited and has held numerous positions with Loblaw Companies Ltd., including executive vice president, chief financial officer and president of National Grocers Ltd. Mr. Williams is a director of the Toronto Hydro Corp. and Shoppers Drug Mart Corp. He is also a trustee for the Canadian Apartment Properties Real Estate Investment Trust (CAP REIT) and Associated Brands Income Fund. He is a former member of the Board of Governors for the Electronic Commerce Council of Canada. Mr. Williams is a certified general accountant. Mr. Williams was appointed as one of our directors effective on the closing of our IPO on December 10, 2003.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE DIRECTOR NOMINEE LISTED ABOVE.

Directors Continuing in Office — Term Expiring in 2005

      Lawrence E. Honig (Spartanburg, South Carolina) has served as our Chief Executive Officer and director since April 2002 and was elected Chairman of our Board of Directors in December 2003. From February 2000 until April 2001, Mr. Honig served as managing director of eHatchery LLC, an early-stage facilitator for internet-based start-up companies. From January 1998 to July 1999, Mr. Honig was chairman, president and chief executive officer of Edison Brothers Stores, Inc., a specialty retailer, also serving as a director from September 1997 to March 1999. (Edison Brothers Stores, Inc. filed for bankruptcy protection in March 1999.) He previously was president and chief executive officer of Federated Systems Group, a division of Federated Department Stores, from 1994 to 1998. From 1982 to 1992, Mr. Honig was executive vice president and then vice chairman and a member of the board of The May Department Stores Company. Previously, he was a principal of McKinsey & Company, Inc., an international consulting firm.

      Michael A. Wadsworth (Toronto, Ontario) has been a member of the Stitt Feld Handy Group, an international advisory firm in conflict resolution, since 2000. From 1995 until 2000, he served as director of athletics at the University of Notre Dame, and from 1989 until 1994 he served as Canada’s ambassador to Ireland. He has performed senior executive roles in industry internationally, the most recent of which was as senior vice president, U.S. Operations at Crown Life Insurance Co. He practiced law as a trial and appellate counsel in Canada until 1981. He has been a director of Jordan Telecommunication Products and AFM Hospitality Corporation and is currently a director of CHC Helicopter Corporation. He has also served as a director of a number of charitable and public service organizations. Mr. Wadsworth was appointed as one of our directors effective on the closing of our IPO on December 10, 2003.

Directors Continuing in Office — Term Expiring in 2006

      Felix P. Chee (Oakville, Ontario) is the President and Chief Executive Officer of the University of Toronto Asset Management Corporation. He was from October 2001 to December 2003 Vice President of Business Affairs at the University of Toronto. From 1986 to 2001, Mr. Chee held positions of Executive Vice President and Chief Investment Officer at Manulife Financial; Senior Vice President, Corporate Finance at Ontario Hydro Corporation; and Senior Investment Officer of the International Finance Corporation of the World Bank Group. Mr. Chee has acted as Director for the Manulife Bank of Canada and as a member of the Board of Governors for York University. Mr. Chee currently is a Director of McLelland and Stewart Limited, The University of Toronto Press Limited, The University of Toronto Innovation Foundation, Discovery District for Medical and Related Sciences and the University of Toronto Asset Management Corporation. Mr. Chee was appointed as one of our directors effective on the closing of our IPO on December 10, 2003.

      Peter F. Wallace (New York, New York) is a principal at The Blackstone Group L.P., which he joined in July 1997. Mr. Wallace has served as one of our directors since October 1999.

Directors’ Compensation

      Under the current compensation program for directors who are not employed by the Company, excluding Mr. Wallace, our directors are entitled to receive:

•	$30,000 per year;

•	An additional $1,000 for attending board meetings in person ($500 if by telephone);

•	An additional $500 for attending committee meetings of the Board of Directors in person ($250 if by telephone); and

•	If serving as a committee chair, an additional $500 for attending a committee meeting in person ($250 if by telephone).

Board of Directors Meeting Attendance

      Our Board of Directors held four meetings during our fiscal year ended December 30, 2003. Each of the incumbent directors attended at least 75 percent of the meetings of the Board of Directors and meetings of the committees of the Board on which he served during fiscal 2003. Directors other than the Chairman of the Board are not expected to attend the first annual meeting of security holders. In future years, we expect our directors to attend the annual meeting of security holders.

Corporate Governance

      The Sarbanes-Oxley Act of 2002, new Securities and Exchange Commission regulations, and governance changes recently mandated by the American Stock Exchange have elevated the importance of corporate governance considerations. The Company is committed to ethical business conduct and sound and effective corporate governance practices. In support of this commitment, the Company has adopted a Guide to Business Conduct (the “Guide”) and has established a Corporate Compliance Committee responsible for overseeing compliance with the principles set forth in the Guide. These principles, applicable to all directors, officers and employees of the Company, are intended to promote honest and ethical conduct; full, fair, accurate and timely disclosure in reports filed with the Securities and Exchange Commission and in other public communications; and compliance with applicable laws. A copy of the Guide is available for your review on our Web site at www.centerplate.com/cpnews.html.

      The Board of Directors has created the following standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance Committee.

      The Board of Directors has determined that each of its current directors, except for the Chief Executive Officer and Peter F. Wallace, and all members of the Audit, Compensation and Corporate Governance Committees, are “independent,” as currently defined by the Securities and Exchange Commission and by the listing standards of the American Stock Exchange.

     Audit Committee

      The current members of the Audit Committee are Messrs. Chee (Chair), Wadsworth and Williams. All of the members of the Audit Committee have been determined by the Board of Directors to be “independent,” as defined by the Securities and Exchange Commission and the listing standards of the American Stock Exchange. The Board of Directors has determined that two of the members of the Audit Committee, Messrs. Chee and Williams, are audit committee financial experts within the meaning of the rules of the Securities and Exchange Commission.

      The Audit Committee oversees the performance of our internal audit function and our compliance with legal, ethical and regulatory matters; monitors our financial reporting process and internal control system; and appoints and replaces our independent outside auditors from time to time, determines their compensation and other terms of engagement, and oversees their work. The Audit Committee was appointed following our IPO and did not meet during fiscal year 2003.

      The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is included as Appendix A to this Proxy Statement. The Report of the Audit Committee begins on page 10.

Compensation Committee

      The current members of the Compensation Committee are Messrs. Williams (Chair) and Chee. The Compensation Committee oversees the development and implementation of the Company’s compensation policies, strategies, plans and programs for our key employees and outside directors and disclosure relating to these matters; reviews and approves the compensation of our Chief Executive Officer and the other executive officers of the Company and its subsidiaries; and provides oversight concerning selection of officers, management succession planning, performance of individual executives and related matters. The Compensation Committee was appointed following our IPO and did not meet during fiscal year 2003. The Compensation Committee Charter is attached hereto as Appendix B. The Report of the Compensation Committee begins on page 12.

Corporate Governance Committee

      The current members of the Corporate Governance Committee are Messrs. Wadsworth (Chair) and Williams and we have one vacancy which the Board intends to fill at a future date. The Corporate Governance Committee establishes criteria for Board and committee membership; recommends to our

Board of Directors proposed nominees for election to the Board of Directors and for membership on committees of the Board of Directors; makes recommendations regarding proposals submitted by our security holders; and makes recommendations to our Board of Directors regarding corporate governance matters and practices. The Corporate Governance Committee was appointed following our IPO and did not meet during fiscal year 2003. The Corporate Governance Committee Charter is attached hereto as Appendix C.

Consideration of Candidates Submitted by Security Holders

      The Corporate Governance Committee will review and consider candidates for nomination as a director submitted by security holders on the same basis as other candidates in accordance with the procedures set forth in the Company’s bylaws, as summarized in the “Questions and Answers” section of this Proxy Statement.

Identifying and Evaluating Nominees

      In identifying director candidates, other than those who may be proposed by security holders, the Corporate Governance Committee will solicit ideas for possible candidates from a number of sources, including members of the Board of Directors, Company executives and individuals personally known to members of the Board. In addition, the Corporate Governance Committee is authorized to use its authority under its charter to retain an outside search firm to identify qualified candidates. When considering nominations for membership on our Board of Directors, the Corporate Governance Committee seeks to identify candidates who have the highest personal and professional ethical standards and who are committed to furthering the long-term interests of security holders and the Company. Qualified candidates must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We believe that our Board of Directors should represent diverse experience at policy-making levels in business, government, education and community and charitable organizations, and that some of the Board members should have experience in areas relevant to the Company’s business. The Corporate Governance Committee also has a commitment to diversity and will seek diversity in gender, ethnicity and personal background when it considers candidates for Board membership.

REPORT OF THE AUDIT COMMITTEE

      The following report, except for matters set forth under “Independent Auditors Fees” and “Advance Approval Policy,” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing of the Company under the Securities Act of 1933 or the Securities and Exchange Act of 1934, as amended.

      Management is responsible for our internal controls, financial reporting process and compliance with laws, regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee monitors and oversees these processes.

      The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 30, 2003 with management, with the internal auditor and with Deloitte & Touche LLP, our independent auditors for the fiscal year ended December 30, 2003. In addition, the Audit Committee has held discussions with Deloitte & Touche LLP covering the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended.

      The Audit Committee has received the letter from Deloitte & Touche LLP as required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and has conducted discussions with Deloitte & Touche LLP regarding that firm’s independence. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Deloitte & Touche LLP’s independence.

      Based on the Audit Committee’s reviews and discussions with management and the independent auditors as discussed above, the Committee recommended that the Board of Directors include the Company’s audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 30, 2003 for filing with the Securities and Exchange Commission.

Independent Auditors Fees

      Deloitte & Touche LLP charged the Company the following fees for services performed with respect to the 2003 and 2002 fiscal years:

	2003		2002

Audit Fees:	$1,758,494	*	$1,020,050	*
Audit-Related Fees:	$32,609	**	$0
Tax Fees:	$0		$0
All other fees:	$0		$0
TOTAL	$1,791,103		$1,020,050

*	Audit fees include fees in connection with our IPO.

**	Audit-related fees consisted of fees in connection with internal controls compliance under the Sarbanes-Oxley Act of 2002.

Advance Approval Policy

      In accordance with the procedures set forth in its charter, a copy of which is attached hereto as Appendix A, the Audit Committee approves in advance all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for the Company by its independent auditors. Such approval may be accomplished by approving the terms of the engagement prior to the engagement of the independent auditors with respect to such services or by establishing detailed advance-approval policies and procedures to govern such engagement. Because the Company’s current Audit Committee was not established prior to the closing of our IPO on December 10, 2003, none of the fees and services described above was subject to advance approval.

AUDIT COMMITTEE

Felix P. Chee, Chair
Michael A. Wadsworth
David M. Williams

REPORT OF THE COMPENSATION COMMITTEE

      The following shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing of the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended.

      The Compensation Committee is composed of two directors, both of whom have been determined by the Board of Directors to be “independent” as defined by the Securities and Exchange Commission and the listing standards of the American Stock Exchange. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is included as Appendix B to this Proxy Statement.

      The duties of the Compensation Committee include approval of salary and other compensation arrangements for our executive officers. No member of the Compensation Committee is a current or former officer or employee of the Company.

Compensation Philosophy

      The Company’s compensation policies are designed to reflect and reinforce our strategic and operational goals. Our philosophy is for the total compensation and incentive package of the members of our executive team to:

•	Provide compensation opportunities that will attract, retain and motivate superior executive officers and employees;

•	Promote the achievement of the Company’s performance objectives;

•	Ensure that the interests of our executives are aligned with the interests of our security holders;

•	Position compensation to reflect the individual’s performance as well as the level of responsibility, skill and strategic value of the employee; and

•	Recognize the evolving organizational structure of the Company and directly motivate executives to accomplish results within their spheres of influence while also contributing to a company-wide team spirit.

Components of Executive Compensation

      The components of the Company’s executive compensation program are:

•	Base salary;

•	Annual bonus;

•	Long term incentive compensation; and

•	Other benefits.

      Base Salary. The base salaries for executives are set in part based on their respective positions, levels of responsibility, knowledge and experience.

      Annual Bonus. The Company maintains an annual bonus plan designed to award incentive payments if the Company attains specified levels of earnings before interest, taxes, depreciation and amortization, or EBITDA, determined on an annual basis and as specified by the Compensation Committee. Bonus amounts are paid as a percentage of base salary based on achievement of performance goals which vary based on an executive’s responsibilities within the Company. The Board of Directors may amend or cancel the annual bonus plan at any time for any reason.

      Long Term Incentive Compensation. In connection with its IPO, the Company adopted a Long-Term Incentive Plan (the “LTIP”) designed to strengthen the mutuality of interests between executives and security holders. Under the LTIP, the Compensation Committee determines who is eligible to participate in the LTIP, the level of participation of each individual in the incentive pool and the conditions that must be satisfied for an individual to vest in the their allocated incentive pool amount. LTIP payouts may be in cash or shares of common stock. The Compensation Committee has the power to amend or terminate the LTIP at any time. No awards have been vested, accrued or granted under the LTIP.

      Other Benefits. Executives receive other benefits that serve a different purpose than the elements of compensation discussed above. In general, these benefits can serve to supplement retirement income from non-Company sources or help protect against catastrophic events such as illness, disability and death. Executives generally receive the same benefits offered to the Company’s employees. The Volume Services America Retirement and Savings 401(k) Plan (the “401(k) Plan”) and the Volume Services America Deferred Compensation Plan (the “Deferred Compensation Plan”) are components of the Company’s benefits package for executives. The Company makes matching contributions to the 401(k) Plan equal to 25 percent of an employee’s salary deferrals, up to 6 percent of compensation, and is permitted to make additional contributions of up to 50 percent of an employee’s contributions, up to 6 percent of compensation. In addition, the Company is permitted to make matching contributions to the Deferred Compensation Plan on behalf of employees who elect to defer a portion of their base salary.

Chief Executive Officer Compensation

      The Board of Directors approves the compensation of the Chief Executive Officer, as recommended to it by the Compensation Committee. The Compensation Committee decides upon the compensation of all other Company executive officers, as well as other senior employees, based upon recommendations by the Chief Executive Officer. The Board ratifies decisions of the Compensation Committee.

      The compensation of our current Chief Executive Officer is governed by the terms of an employment agreement we entered into with Mr. Honig on April 15, 2002. The original term of Mr. Honig’s agreement extended until April 14, 2004 and is subject to automatic one-year extensions, unless earlier terminated. Under the employment agreement, Mr. Honig’s base salary is $450,000, subject to increases at the discretion of the Board of Directors. Mr. Honig is also eligible to earn a bonus pursuant to our annual bonus plan, targeted to be at least 50 percent of Mr. Honig’s base salary.

COMPENSATION COMMITTEE

David M. Williams, Chair
Felix P. Chee

EXECUTIVE COMPENSATION

Executive Officers

Name	Age	Position

Lawrence E. Honig	56	Chairman of the Board of Directors and Chief Executive Officer
Janet L. Steinmayer	48	Senior Executive Vice President, General Counsel and Secretary
Kenneth R. Frick	48	Executive Vice President, Chief Financial Officer and Treasurer

      Lawrence E. Honig (Spartanburg, South Carolina) has served as our Chief Executive Officer and director since April 2002 and was elected Chairman of our Board of Directors in December 2003. From February 2000 until April 2001, Mr. Honig served as managing director of eHatchery LLC, an early-stage facilitator for internet-based start-up companies. From January 1998 to July 1999, Mr. Honig was chairman, president and chief executive officer of Edison Brothers Stores, Inc., a specialty retailer, also serving as a director from September 1997 to March 1999. (Edison Brothers Stores, Inc. filed for bankruptcy protection in March 1999.) He previously served as president and chief executive officer of Federated Systems Group, a division of Federated Department Stores, from 1994 to 1998. From 1982 to 1992, Mr. Honig was executive vice president and then vice chairman and a member of the board of The May Department Stores Company. Previously, he was a principal of McKinsey & Company, Inc., an international consulting firm.

      Janet L. Steinmayer (Old Greenwich, Connecticut) is our Senior Executive Vice President, General Counsel and Secretary. Ms. Steinmayer has been our General Counsel and Secretary since August 1998. She served as our Vice President from August 1998 to December 2000, when she became Executive Vice President, and was appointed Senior Executive Vice President in January 2004. Ms. Steinmayer has been corporate vice president, general counsel and secretary of Service America Corporation, one of our wholly-owned subsidiaries, since November 1993. From 1992 to 1993, she was senior vice president-external affairs and general counsel of Trans World Airlines, Inc., or TWA. (TWA filed for bankruptcy protection in January 1992.) From April 1990 to 1991, she served as vice president-law, deputy general counsel and corporate secretary at TWA. Ms. Steinmayer was a partner of the Connecticut law firm of Levett, Rockwood & Sanders, P.C. from 1988 to 1990.

      Kenneth R. Frick (Campobello, South Carolina) is our Executive Vice President, Chief Financial Officer and Treasurer. Mr. Frick has served as our Chief Financial Officer since August 1998 and as Chief Financial Officer of Volume Services, Inc. (“Volume Services”), one of our wholly-owned subsidiaries, since December 1995. He served as our Vice President from August 1998 until December 2000, when he became our Executive Vice President. Mr. Frick has worked with Volume Services and its predecessors since 1982. Prior to becoming Chief Financial Officer of Volume Services in 1995, Mr. Frick was the Controller for Volume Services for two years, and for seven years was Assistant Controller and Southeast Regional Controller of Volume Services. Mr. Frick is a certified public accountant.

Summary Compensation Table

      The following summary compensation table sets forth the total compensation for the fiscal years ended December 30, 2003, December 31, 2002 and January 1, 2002 for (i) our Chief Executive Officer, (ii) our two other most highly compensated executive officers during the fiscal year ended December 30, 2003 who held office as of December 30, 2003 and (iii) one additional individual who would have been included in the group of the most highly compensated executive officers had he not resigned from the Company prior to December 30, 2003.

		Annual Compensation
				All Other
Name and Principal Position	Year	Salary	Bonus	Compensation

Lawrence E. Honig(1)	2003	$450,000	$154,000	$1,232,668	(2)
Chairman of the Board of Directors and	2002	$315,000	$150,000	$52,331
Chief Executive Officer
Janet L. Steinmayer	2003	$354,192	$88,300	$416,156	(3)
Senior Executive Vice President,	2002	$278,654	$73,750	$890
General Counsel and Secretary	2001	$237,751	$61,140	$261
Kenneth R. Frick	2003	$235,000	$58,600	$121,146	(4)
Executive Vice President, Chief	2002	$225,000	$69,750	$10,798
Financial Officer and Treasurer	2001	$214,558	$58,070	$8,538
John T. Dee(5)	2003	$387,500	$82,000	$712,782	(6)
Former Chairman	2002	$465,000	$150,000	$120,173
	2001	$465,000	$133,580	$107,983

(1)	On April 15, 2002, Mr. Honig entered into an employment agreement with us to serve as our Chief Executive Officer at an annual base salary of $450,000. Mr. Honig was appointed Chairman of our Board of Directors in December 2003.

(2)	Amount includes a $1,000,000 change in control payment under Mr. Honig’s employment agreement, a one-time $225,000 IPO-related incentive payment and $7,668 in term life and medical insurance premiums. Mr. Honig used all of the after-tax proceeds of his change in control payment to purchase IDSs in the IPO.

(3)	Amount includes a one-time $410,625 IPO-related incentive payment and $5,531 in term life insurance premiums.

(4)	Amount includes a one-time $104,625 IPO-related incentive payment, $3,000 in employer contributions to a 401(k) plan and $13,521 in term life and medical insurance premiums.

(5)	On April 15, 2002, Mr. Dee resigned as Chief Executive Officer. Mr. Dee resigned as Chairman of our Board of Directors for health reasons on August 28, 2003 and passed away in September 2003.

(6)	Amount includes a one-time $159,750 IPO-related payment, $3,000 in employer contributions under a 401(k) plan, $85,032 in medical insurance premiums and an aggregate of $465,000 in separation payments to Mr. Dee’s estate to be paid between August 2003 and August 2005.

Employment Agreements

      Mr. Honig. On April 15, 2002 we entered into an employment agreement with Mr. Honig. The agreement provides that Mr. Honig would be employed as our Chief Executive Officer until April 14, 2004, subject to automatic one-year extensions of the term of his agreement and his employment with the Company, unless earlier terminated. The agreement may be terminated by either party at any time for any reason, provided that Mr. Honig must give us 60 days advance written notice of his resignation. The agreement also may be terminated by us for cause or by Mr. Honig for good reason. Mr. Honig’s base salary under the agreement is $450,000, subject to increases at the discretion of our Board of Directors. Mr. Honig is eligible to earn a bonus pursuant to our annual bonus plan, targeted to be at least fifty percent of his base salary. Mr. Honig is also entitled to participate in all employee benefits plans maintained by us. In the case of termination of his employment by the Company without cause or by Mr. Honig for good reason, Mr. Honig will receive his annual base salary and continued benefits for one year following the date of his termination, plus any accrued but unpaid bonus amounts.

      Under the terms of the agreement, Mr. Honig was to be granted options to purchase up to three percent of our common stock pursuant to a long-term equity incentive plan that was to be implemented within 180 days after the date of the agreement. In the event of certain corporate transactions, such as our IPO, we had guaranteed that these options would have a value at least equal to $1 million. Because we did not implement a long-term equity incentive plan and therefore did not grant Mr. Honig these options, we amended his employment agreement to provide that we would pay him, upon the closing of our IPO, the minimum $1 million guaranteed option value to which he was originally entitled.

      Ms. Steinmayer. On September 29, 1998 we entered into an employment agreement with Ms. Steinmayer. The agreement provides that Ms. Steinmayer will be employed by the Company as Vice President, General Counsel and Secretary at an annual base salary, which is subject to annual review and approval by the Compensation Committee, plus $250 per hour for each hour that she works in excess of 24 hours per week, until the agreement is terminated by the Company for or without cause, or by Ms. Steinmayer with or without good reason. As of the date of this Proxy Statement, Ms. Steinmayer’s annual base salary is $250,000 and her current title is Senior Executive Vice President, General Counsel and Secretary of the Company. Ms. Steinmayer is entitled to an annual bonus at the discretion of our Board of Directors and to participate in any executive bonus plan and all employee benefits plans maintained by us. In the case of a termination by the Company without cause or by Ms. Steinmayer for good reason, Ms. Steinmayer will receive a one-time payment of an amount equal to two times her annual compensation in the one-year period prior to the date of termination, plus ancillary employee benefits.

      Mr. Frick. On November 17, 1995, we entered into an employment agreement with Mr. Frick. The agreement provides that Mr. Frick will be employed as the Chief Financial Officer of Volume Services, Inc. until he resigns or is dismissed with or without cause. Mr. Frick’s annual base salary is subject to annual review and approval by the Compensation Committee. As of the date of this Proxy Statement, Mr. Frick’s annual base salary is $250,000 and his current title is Executive Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Frick is also entitled to receive an annual bonus pursuant to any management incentive compensation plan established by the Company. In the case of termination of employment due to resignation, Mr. Frick will receive his salary up to the 30th day following his resignation and any accrued but unpaid bonus amounts. In the case of termination without cause by the Company, Mr. Frick will receive a one-time payment of two times his annual base salary plus any accrued but unpaid bonus amounts.

      Mr. Dee. On August 28, 2003 we entered into a separation agreement with John Dee, pursuant to which, effective as of August 28, 2003, he resigned from his employment with the Company, from his position as Chairman of the Board of Directors of the Company, and from his positions as an employee, officer and/or director of all the Company’s subsidiaries and affiliates because of health reasons. Mr. Dee passed away in September 2003. Pursuant to the agreement, we will provide separation payments to Mr. Dee’s estate at a rate of $232,500 per year from August 25, 2003 through August 24, 2005.

SHARE OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Holders of Common Stock and IDSs

      The following table and the accompanying notes set forth certain information, as of December 31, 2003 (unless otherwise indicated), concerning the beneficial ownership of our common stock and IDSs by (1) each person who is known by us to beneficially own more than five percent of our common stock or IDSs, (2) each officer named in the Summary Compensation Table, (3) each director of the Company, and (4) all directors and executive officers as a group. Each IDS includes one share of common stock. Therefore, for each beneficial owner of IDS units, a corresponding number of shares of common stock is shown as being beneficially owned by such individual.

	Number of Shares of	Percent of	Number of	Percent
Name of Beneficial Owner	Common Stock(1)	Common Stock	IDS Units(1)	of IDSs

The Blackstone Group(2)	2,586,495	11.5%	0	0
FMR Corp.(3)	1,883,500	8.4%	1,883,500	10.2%
GE Capital Corporation(4)	1,474,502	6.5%	0	0
The Hunter Group(5)	1,092,400	4.8%	1,092,400	5.9%
Lawrence E. Honig(6)	40,000	*	40,000	*
Janet L. Steinmayer	0	0	0	0
Kenneth R. Frick(7)	198,948	*	26,472	*
John T. Dee	0	0	0	0
Felix P. Chee	0	0	0	0
Michael A. Wadsworth	0	0	0	0
Peter F. Wallace(8)	0	0	0	0
David M. Williams	0	0	0	0
All directors and executive officers as a group (7 persons)	238,948	1.1%	66,472	*

*     Less than 1%.

(1)	The information regarding beneficial ownership of our common stock and IDSs has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of common stock or IDS units as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our common stock or IDS units as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares or units beneficially owned by such person plus (ii) the number of shares or units as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares or units outstanding as of such date, plus any shares or units that such person has the right to acquire from the Company within 60 days. For purposes of calculating the beneficial ownership percentages set forth above, the total number of shares of our common stock deemed to be outstanding as of December 31, 2003 was 22,524,992 and the total number of IDS units deemed to be outstanding as of December 31, 2003 was 18,463,995. As used in this Proxy Statement, “voting power” is the power to vote or to direct the voting of shares or units, and “investment power” is the power to dispose or to direct the disposition of shares or units. Except as noted, each stockholder listed has sole voting and investment power with respect to the shares or units shown as being beneficially owned by such stockholder.

(2)	“Blackstone” or “The Blackstone Group” refers collectively to Blackstone Management Associates II L.L.C., Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital

Partners II L.P., VSI Management I L.L.C., BCP Volume L.P., BCP Offshore Volume, L.P. and VSI Management Direct L.P. Of the 2,586,495 shares of our common stock held by Blackstone: (a) 1,916,765 shares are owned by BCP Volume L.P., for which Blackstone Capital Partners II Merchant Banking Fund L.P. is the general partner and exercises sole voting and investment power with respect to its shares; (b) 497,254 shares are owned by BCP Offshore Volume L.P., for which Blackstone Offshore Capital Partners II L.P. is the general partner and exercises sole voting and investment power with respect to its shares; and (c) 172,476 shares are owned by VSI Management Direct L.P., for which VSI Management I L.L.C. is the general partner and exercises sole voting and investment power with respect to its shares. This information is as of December 31, 2003, as set forth in a Schedule 13G filed by Blackstone Management Associates II L.L.C. with the Securities and Exchange Commission on February 13, 2004.

With respect to Blackstone Capital Partners II Merchant Banking Fund L.P. and Blackstone Offshore Capital Partners II L.P., Blackstone Management Associates II L.L.C. is the general partner and investment general partner, respectively, and thus exercises sole voting and investment power with respect to these two entities. With respect to VSI Management I L.L.C., Blackstone Management Associates II L.L.C. is one of two managing members, along with Kenneth R. Frick, our Chief Financial Officer, and thus exercises shared voting and investment power with respect to this entity. Messrs. Peter G. Peterson and Stephen A. Schwarzman are the founding members of Blackstone Management Associates II L.L.C. and, as such, may also be deemed to share beneficial ownership of the shares held or controlled by each of these entities. Each of these individuals and Blackstone Management Associates II L.L.C., Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II, L.P. and VSI Management I L.L.C. disclaim beneficial ownership of such shares. The address of each Blackstone entity or individual is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

(3)	FMR Corp. owns 1,883,500 of our IDS units through two of its wholly-owned subsidiaries as follows: (a) 1,858,210 IDS units are owned by Fidelity Management & Research Company as a result of acting as an investment adviser to various investment companies; and (b) 25,290 IDS units are owned by Fidelity Management Trust Company as a result of it serving as investment manager of the institutional accounts. The ownership of one investment Company, Fidelity Capital & Income Fund, amounted to 1,033,875 of the 1,858,210 IDS units owned by Fidelity Management & Research Company. Edward C. Johnson III, as Chairman of FMR Corp., may be deemed to beneficially own the units controlled by FMR Corp. Mr. Johnson and FMR Corp. each has sole investment power over the 1,883,500 IDS units owned by Fidelity Management & Research Company and Fidelity Management Trust Company and sole voting power over the 25,290 IDS units owned by Fidelity Management Trust Company. Voting power over the 1,033,875 IDS units attributable to Fidelity Capital & Income Fund rests with the Funds’ Boards of Trustees. This information is as of December 31, 2003, as set forth in a Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on February 17, 2004. The address of FMR Corp. and each Fidelity entity is 82 Devonshire Street, Boston, MA 02109.

(4)	These shares of common stock are owned by Recreational Services L.L.C., which is a limited liability company, the managing member of which is GE Capital Corporation (“GE Capital”). GE Capital exercises sole voting and investment power with respect to these shares. The address of GE Capital is 401 Main Avenue, Norwalk, Connecticut 06851.

(5)	“Hunter” or “The Hunter Group” refers collectively to Hunter Global Associates L.L.C., Hunter Global Investors L.P., Hunter Global Investors Fund I L.P. and Hunter Global Investors Fund II L.P. Hunter Global Investors L.P., as investment manager of Hunter Global Investors Fund I L.P., Hunter Global Investors Fund II L.P., Hunter Global Investors Offshore Fund I Ltd. and Hunter Global Investors Offshore Fund II Ltd., has shared voting and investment power over 1,092,400 of our IDS units. Voting and investment power over 411,058 IDS units is shared with Hunter Global Associates L.L.C. as general partner of Hunter Global Investors Fund I L.P. and Hunter Global Investors Fund II L.P. Voting and investment power over all 1,092,400 units is shared with Duke Buchan III. As the senior managing member of Hunter Global Associates L.L.C. and the sole member of the general partner of Hunter Global Investors L.P., Mr. Buchan may be deemed to share beneficial ownership of the IDS units held or controlled by each of these entities. This information is as of December 31, 2003, as set forth in a Schedule 13G filed by The Hunter Group with the Securities and Exchange Commission on January 16, 2004. The address of each Hunter entity is 350 Park Avenue, 11th Floor, New York, NY 10022.

(6)	Of the 40,000 IDS units owned by Mr. Honig, 38,000 units were purchased in connection with our IPO, and 2,000 units were purchased in the open market on March 10, 2004.

(7)	The 26,472 IDS units listed in the table for Mr. Frick were acquired in connection with our IPO. Of the 198,948 shares of our common stock listed in the table for Mr. Frick, 26,472 shares are attributable to the IDS units owned by Mr. Frick and the remaining 172,476 shares are owned by VSI Management Direct L.P. Mr. Frick is one of two managing members of VSI Management I L.L.C., which is the sole general partner of VSI Management Direct L.P. Therefore, Mr. Frick may be deemed to beneficially own the 172,476 shares of our common stock directly owned by VSI Management Direct L.P.

(8)	Mr. Wallace is an employee of Blackstone, but does not have voting or investment power over the shares of common stock beneficially owned by Blackstone.

      Unless otherwise indicated, the address for the individuals listed above is c/o Volume Services America Holdings, Inc., 201 East Broad Street, P.O. Box 10099, Spartanburg, South Carolina 29306.

Section 16(a) Beneficial Ownership Reporting Compliance

      The federal securities laws require the Company’s directors and executive officers, and persons who own more than 10 percent of the outstanding shares of common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any equity securities of the Company on Forms 3, 4, and 5. To our knowledge, based on review of copies of such reports furnished to the Company and representations by these individuals that no other reports were required, all required reports have been filed on a timely basis on behalf of all persons subject to these requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Blackstone

      Repurchase of Existing Equity Interests with Proceeds from our IPO. Prior to our IPO, affiliates of Blackstone and GE Capital (our “Initial Equity Investors”) owned all of our common stock. Members of our management had, and continue to have, direct and indirect interests in the three Blackstone affiliates, BCP Volume L.P., BCP Offshore Volume, L.P. and VSI Management Direct L.P., that own shares of our common stock. In connection with our IPO, we repurchased 6,083,670 shares of the common stock held by these affiliates of Blackstone, which in turn, distributed to their general and limited partners the proceeds they received from the repurchase of our common stock. As a result of our repurchase of shares in the IPO, affiliates of Blackstone received $43.3 million in proceeds, including $5.1 million that was ultimately distributed to current and former members of management who hold direct or indirect interests in these three Blackstone-affiliated partnerships, as described below under “Transactions with Management in Connection with the IPO.” David Blitzer and Howard A. Lipson, two former members of our Board of Directors, received or were deemed to have received a portion of these proceeds by virtue of their affiliation with Blackstone.

      Management and Other Fees. Prior to our IPO, Blackstone provided administrative and management functions to us through a monitoring agreement. We paid management fees of $236,000 to BMP II L.P., an affiliate of Blackstone Management Associates II L.P., in fiscal 2003. The fees payable to BMP II were accounted for as an expense. We ceased paying these fees upon the closing of our IPO. Blackstone was paid an $875,000 arrangers fee in connection with the IPO.

      Observer Rights. In connection with our IPO, we and Blackstone entered into an agreement pursuant to which, to the extent not prohibited by law, rule or regulation (including rules of any applicable securities exchange), an individual selected by Blackstone Capital Partners II Merchant Banking Fund L.P. or any affiliate it designates will have the right to attend as a non-voting observer all meetings of our board of directors, receive all information provided to our directors and consult with us with respect to any matters as that individual may deem appropriate, so long as that individual is acceptable to our board of directors acting reasonably and so long as Blackstone and that individual have executed non-disclosure and market stand-off agreements. This agreement will terminate when Blackstone Capital Partners II Merchant Banking Fund L.P. and its affiliates cease to own any stock of the Company (or other securities of the Company into which such stock may be converted or for which such stock may be exchanged).

GE Capital

      Repurchase of Existing Equity Interests with Proceeds from our IPO. In connection with our IPO, we purchased 3,468,162 shares of our common stock held by Recreational Services L.L.C., an affiliate of GE Capital, for $25.7 million.

      Management Fees. Prior to our IPO, GE Capital provided administrative and management functions to us through a monitoring agreement. We paid management fees of $158,000 to GE Capital in fiscal 2003. The fees payable to GE Capital were accounted for as an expense. We ceased paying these fees upon the closing of our IPO.

Transactions with Management in Connection with the IPO

      John T. Dee’s estate, Janet L. Steinmayer and Kenneth R. Frick hold indirect ownership interests in our Company through their limited partnership interests in VSI Management Direct L.P. and VSI Management II L.P., which holds a limited partnership interest in each of BCP Volume L.P. and BCP Offshore Volume L.P. VSI Management Direct owns 172,476 shares of our common stock, and VSI Management II’s limited partnership interests represents a right to receive 15 percent of distributions from each of BCP Volume and BCP Offshore Volume. Ms. Steinmayer owns a 3.5 percent limited partnership interest in VSI Management Direct and a 3.8 percent limited partnership interest in VSI Management II. Mr. Frick owns a 6.3 percent limited partnership interest in VSI Management Direct, a 9.2 percent limited partnership interest in VSI Management II and a 98 percent limited liability company interest in VSI Management I L.P., which owns a 1 percent general partnership interest in each of VSI Management Direct and VSI Management II. Mr. Dee’s estate owns a 6.7 percent limited partnership interest in VSI Management Direct and a 7.4 percent limited partnership interest in VSI Management II.

      During 1999, 2000 and 2001, Volume Services America, Inc. (“VSA”), one of our wholly-owned subsidiaries, lent approximately $1,383,400 to VSI Management Direct L.P. and VSI Management II L.P. These loans were payable on demand and accrued interest at a floating, long-term applicable federal rate, compounding monthly. The average interest charged in 2003 was 4.66 percent. As of December 30, 2003, these loans were fully repaid. VSI Management Direct L.P. and VSI Management II L.P. used the proceeds from these loans principally to repurchase limited partnership interests held by some former members of management.

      VSI Management Direct L.P. and VSI Management II L.P. also made loans to certain members of the then-current management team of VSA to enable them to purchase limited partnership interests in those partnerships. Ms. Steinmayer is the only current executive officer who received such loans. Mr. Dee, while an officer, had also received a loan. Mr. Dee borrowed $384,696 and Ms. Steinmayer borrowed $200,363 in January-February 2000. The maturity date of these loans was 10 years from the date the loans were made. Interest on these loans accrued annually at a floating, long-term applicable federal rate, compounding monthly. The average interest charged in 2003 was 4.66 percent. As of December 30, 2003, Mr. Dee’s estate and Ms. Steinmayer had no outstanding loans from the partnerships, because the loans were fully repaid.

      Upon the closing of our IPO, BCP Volume, BCP Offshore Volume, VSI Management Direct and VSI Management II distributed to their general and limited partners the proceeds they received, directly or indirectly, from the IPO in connection with our repurchase of the shares of common stock held by the Initial Equity Investors. As a result of these distributions, Mr. Dee’s estate, Ms. Steinmayer and Mr. Frick received $575,316, $299,644 and $741,771, respectively. Mr. Dee’s estate and Ms. Steinmayer were then required, by the terms of their loans with VSI Management Direct and VSI Management II, to use these funds to repay those loans. VSI Management Direct and VSI Management II in turn used those funds to repay their borrowings under their loans with VSA. Mr. Frick used a portion of his after-tax proceeds to purchase IDSs in the IPO in an amount equal to $397,080.

Registration Rights

      In connection with our IPO, we entered into a registration rights agreement with the Initial Equity Investors and Messrs. Honig and Frick. Under this agreement the Initial Equity Investors will collectively have three demand registration rights relating to the shares of our common stock (which include automatic exchange rights upon transfer into subordinated notes) or IDSs held by the Initial Equity Investors, subject to certain limitations. In addition, the Initial Equity Investors and Messrs. Honig and Frick will have an unlimited number of piggyback registration rights relating to the shares of our common stock (which include automatic exchange rights upon transfer into subordinated notes) or IDSs held by each of them.

      We have agreed to pay all costs and expenses in connection with each such registration, except underwriting discounts and commissions applicable to the securities sold, and to indemnify the Initial Equity Investors and Messrs. Honig and Frick against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and any Canadian securities laws.

Stockholders Agreement

      In connection with our IPO, we and our Initial Equity Investors entered into an amendment and restatement of our stockholders agreement which provides that upon any post-offering sale of common stock by the Initial Equity Investors, at the option of the Initial Equity Investors, we will exchange a portion of the common stock with the purchasers for subordinated notes at an exchange rate of $9.30 principal amount of subordinated notes for each share of common stock (so that, after such purchase and exchange, the purchasers will have shares of common stock and subordinated notes in the appropriate proportions to represent integral numbers of IDSs).

PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent auditors for the year ended December 28, 2004. Representatives of Deloitte & Touche LLP will attend the 2004 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from security holders. Information concerning Deloitte & Touche LLP is set forth in the Report of the Audit Committee beginning on page 10.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

BY ORDER OF THE BOARD OF DIRECTORS

JANET L. STEINMAYER
Corporate Secretary

Dated: April 22, 2004

APPENDIX A

VOLUME SERVICES AMERICA HOLDINGS, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

I.	Purpose

      The primary function of the Audit Committee (the “Committee”) of Volume Services America Holdings, Inc. (the “Company”) is to assist the Board of Directors in fulfilling its oversight responsibilities by overseeing the Company’s auditing, accounting and financial reporting procedures and performance. Consistent with this function, the Committee should encourage continuous improvement of, and should foster compliance with, the Company’s auditing, accounting and financial reporting policies, procedures and practices at all levels.

      The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

•	Appoint (subject, if applicable, to ratification by the Company’s stockholders) from time to time, evaluate and, where appropriate, replace the registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (such firm the “Outside Auditors”), determine its compensation and other terms of engagement and oversee its work. The Company’s Outside Auditors are ultimately accountable to the Committee as representatives of the Company’s shareholders; and

•	Oversee the performance and effectiveness of the Company’s internal audit function.

      The Committee shall fulfill these responsibilities primarily by carrying out the activities set forth in Section IV of this Charter.

II.	Composition

      The Committee shall be comprised of three or more directors as determined by the Board, each of whom the Board has determined to be independent, as defined by Section 121A of the American Stock Exchange Company Guide and Section 301 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Each Committee member must also satisfy the independence, experience and other requirements applicable to Committee members set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the listing standards of any stock exchange upon which any of the Company’s securities are then traded (the “Stock Exchange Rules”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”). Each member of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee must meet the definition of an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K (“Regulation S-K”) promulgated by the Commission. In addition, at least one member of the Committee (who may be the same person as the “audit committee financial expert”) must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including, but not limited to being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, or an active participant in one or more public company audit committees. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside provider.

      The members of the Committee (except for the initial members of the Committee) shall be elected by the Board at the meeting of the Board of Directors that occurs on the date of the Company’s annual stockholders meeting, and shall serve until their successors shall be duly elected and qualified. Unless the Board elects a Chair, the members of the Committee may designate a Chair by a majority vote of the full Committee membership. Vacancies occurring for any reason in the membership of the Audit Committee shall be filled by the Board of Directors.

III.	Meetings

      The Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its job to foster open communications, the Committee should meet at least annually with management, the director of the internal audit department and the Outside Auditors in separate executive sessions to discuss any matters that the Committee or any of these groups or individuals believe should be discussed privately.

      All non-management directors who are not members of the Committee may attend meetings of the Committee but may not vote. In addition, the Committee may request that any officer or employee of the Company or the Company’s outside counsel or Outside Auditors attend a meeting of the Committee or meet with any members of, or consultants or advisors to, the Committee. The Committee may also exclude, as it deems appropriate, any person from its meetings.

IV.	Responsibilities and Duties

      The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business or legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

Documents/ Reports Review

      1. Review and discuss with management and the Outside Auditors prior to filing the Company’s annual audited financial statements and disclosures made in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” portion of the Company’s Annual Report on Form 10-K (the “Form 10-K”) and any certification, report, opinion or review rendered by the Outside Auditors, and recommend to the Board that the audited financial statements be included in the Company’s Form 10-K.

      2. Review and discuss with management and the Outside Auditors prior to filing the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”), the Company’s quarterly financial statements and disclosures made in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” portion of the Form 10-Q, including the results of the Outside Auditors’ review of the quarterly financial statements and any certification, report, opinion or review rendered by the Outside Auditors.

      3. Review the regular internal reports to management prepared by the internal auditing department, any letters of the Outside Auditors to management and management’s response thereto, and all reports by the Outside Auditors to the Committee.

      4. Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Company’s Forms 10-K and Forms 10-Q or otherwise about (1) any significant deficiencies in the design or operation of “internal controls” (within the meaning of Section 302 of the Sarbanes-Oxley Act) that could adversely affect the Company’s ability to record, process, summarize and report financial data as well as any material weaknesses in internal controls; and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

      5. Review each report of the Company’s Chief Executive Officer and Chief Financial Officer regarding the Company’s disclosure controls and procedures and any changes in internal controls included in the Company’s periodic reports filed with the Commission.

Outside Auditors

      6. Have the sole authority to appoint and replace the Outside Auditors (subject, if applicable, to shareholder ratification). The Committee shall also be responsible for considering the qualifications, independence and effectiveness of the Outside Auditors, evaluating their performance, overseeing their work and independence, and approving the compensation to be paid to the Outside Auditors and other terms of their engagement. The Outside Auditors shall report directly to the Committee.

      7. Approve in advance all audit and non-audit services (including the fees for and terms thereof) required to be approved in advance by the Committee under Section 10A(h) or (i) of the Exchange Act and the regulations thereunder, or any successor or similar provisions or the Stock Exchange Rules. Such approval may be accomplished either by (a) approving the terms of the particular engagement before the engagement or (b) establishing detailed advance-approval policies and procedures to govern such engagement, with the Committee to be informed about each such service on a timely basis.

      8. Establish and monitor procedures with the aim to ensure that the Outside Auditors do not provide any non-audit services at any time during the audit and professional engagement period prohibited pursuant to Section 201 of the Sarbanes-Oxley Act.

      9. Obtain and review at least annually a report from the Outside Auditors regarding (a) the Outside Auditors’ internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by an inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm; (c) any steps taken to deal with any such issues; and (d) all relationships between the Outside Auditors and the Company required to be disclosed under applicable independence standards including, without limitation, Independence Standards Board Standard 1. The Committee shall evaluate and discuss with the Outside Auditors whether the disclosed relationships or provision of permitted non-audit services may affect the objectivity or independence of the Outside Auditors.

      10. Obtain and review at least annually a certification from the Outside Auditors that the firm and the team members to be assigned to provide services to the Company meet applicable regulatory requirements relating to such services, including, without limitation, all rules relating to auditor independence, prohibited activities and audit partner rotation, and that the Outside Auditors have not made a report to the Company under Section 10A(b) of the Exchange Act with respect to information detected by the Outside Auditors or information of which the Outside Auditors became aware indicating that an illegal act occurred or may have occurred.

      11. Periodically consult with the Outside Auditors, out of the presence of management, about internal controls; the fullness and accuracy of the Company’s financial statements; and the matters required to be discussed by any auditing standard or similar pronouncement, including, without limitation, any difficulties encountered in the course of audit work, any restrictions on the scope of activities or access to requested information, any significant disagreements with management and any special steps adopted in light of material control deficiencies.

      12. Adopt policies for the Company’s hiring of employees or former employees of the Outside Auditors who participated in any capacity in any financial audit of the Company.

Financial Reporting Process

      13. Promote open communication among the Outside Auditors, financial and senior management, the internal auditing department, the Committee and the Board of Directors.

      14. Review the integrity of the Company’s financial reporting processes, both internal and external, in consultation with the Outside Auditors and the internal auditors.

      15. Review and discuss reports from the Outside Auditors on (a) all critical accounting policies and practices to be used by the Company; (b) all alternative treatments within Generally Accepted Accounting Principles for policies and practices relating to material items discussed with the Company’s management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the Outside Auditors; and (c) other material written communications between the Outside Auditors and the management of the Company, such as any management letter or schedule of unadjusted audit differences.

      16. Review and discuss with management and the Outside Auditors significant financial, accounting and reporting issues, including, without limitation, any significant changes in the Company’s selection or application of accounting principles, complex or unusual transactions, off-balance-sheet structures and recent professional and regulatory pronouncements.

      17. Approve the appointment of the Company’s senior internal auditor, oversee the internal audit department, discuss at least annually with the Corporate Compliance Committee matters arising under the Guide to Business Conduct (the “Guide”) and steps taken to deal with any such matters, and review any material recommended changes in the planned scope of the internal audit department and any material restrictions or limitations upon the scope of work of the Company’s internal auditors.

      18. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including without limitation the Company’s risk-assessment and risk-management policies.

      19. Consider and approve, if appropriate, material changes to the Company’s auditing and accounting principles or practices as suggested by the Outside Auditors, management or the internal auditing department.

      20. Discuss in advance with management and the Outside Auditors any earnings press release by the Company prior to the filing of a Form 10-K or 10-Q, including the use of “pro forma” or “adjusted” non-Generally Accepted Accounting Principles information and financial information and earnings guidance to be provided to analysts and rating agencies. (Such discussion may be between the Chair of the Committee, management, and the Outside Auditors and need not include all members of the Committee.) Discussions regarding information to be provided to analysts and rating agencies may be done generally with regard to the types of information to be disclosed and the types of presentations to be made and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

      21. Resolve any disagreement among management and the Outside Auditors or internal auditing department in connection with financial reporting.

Process Improvement

      22. Establish regular and separate systems of reporting to the Committee by each of management, the Outside Auditors and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

      23. Following completion of the annual audit, review separately with management, the Outside Auditors and/or the internal auditing department any material matters that came to the attention of the Committee pursuant to its responsibilities under this Charter in connection with the annual audit.

      24. Review with the Outside Auditors, the internal auditing department and management the extent to which changes or improvements in financial accounting practices, as previously approved by the Committee, have been implemented.

Ethical Compliance

      25. Establish, review and periodically update the Guide.

      26. Review management’s monitoring of the Company’s compliance with the Guide as well as the review system designed to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy applicable legal and regulatory requirements.

      27. Review and approve all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K, or any successor provision, and review disclosures of related party transactions made in filings with the Commission.

      28. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      29. Discuss with management, the internal auditors and/or the Outside Auditors any correspondence with regulators or governmental agencies, the findings of any material examinations by regulatory agencies, and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

      30. Review with the Company’s counsel legal compliance matters respecting corporate securities trading policies, any legal matter reasonably likely to have a material impact on the Company’s financial statements, any matter reported to the Committee pursuant to Section 307 of the Sarbanes-Oxley Act or the rules or regulations promulgated thereunder, and any other matter deemed relevant by the Committee to the performance of its responsibilities.

      31. Cause to be prepared, and review prior to filing with the Commission, the Committee’s report and descriptions and disclosures regarding the Committee, its members, policies and activities, each as required by the rules of the Commission to be included in the Company’s filings with the Commission.

      32. Perform any other activities consistent with this Charter, the Company’s bylaws and governing law as the Committee or the Board deems necessary or appropriate.

Board Reports/Documentation

      33. Report regularly to the full Board of Directors with respect to any issues raised by the foregoing and provide such recommendations as the Committee deems appropriate.

      34. Maintain minutes or other records of meetings and activities of the Committee.

V.	Annual Performance Evaluation

      The Committee shall evaluate at least annually the performance of the Committee, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and assess at least annually the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in any manner it deems appropriate.

      Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with Generally Accepted Accounting Principles and applicable rules and regulations. These are the responsibilities of the Company’s management and, to the extent provided by applicable accounting and auditing standards, the Outside Auditors.

* * *

      In discharging its duties, the Committee is empowered to investigate any matter within the scope of its responsibilities.

      The Committee shall have the authority, without seeking Board approval, to obtain such data, engage such professionals and advisors, and use such other internal and external resources as it determines necessary to fulfill its responsibilities and duties. This shall include, without limitation, the authority to consult with the Company’s management and corporate staff, incur administrative expenses, obtain external reports and other materials and to engage outside advisors, including independent counsel, as it determines necessary to carry out its duties. The Committee shall have sole authority to approve fees and other terms of engagement for any professional advisors retained by the Committee. The Company must provide for appropriate funding, as determined by the Committee, for the payment of compensation to any Outside Auditors, compensation to any advisors employed by the Committee pursuant to this paragraph, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      The Committee is hereby vested with all responsibilities and authority required by Rule 10A-3 under the Exchange Act. Where legally permissible, the Committee shall have the authority to delegate such of its responsibilities as the Committee may deem necessary or appropriate in its sole discretion.

APPENDIX B

VOLUME SERVICES AMERICA HOLDINGS, INC.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

I.	Purpose

      The primary function of the Compensation Committee (the “Committee”) of Volume Services America Holdings, Inc. (the “Company”) is to assist the Board of Directors in fulfilling its oversight responsibilities relating to senior executive and director compensation.

      The Committee’s primary duties and responsibilities are to:

•	Provide oversight on the development and implementation of the compensation policies, strategies, plans and programs for the Company’s key employees and outside directors and disclosure relating to those matters;

•	Review and approve the compensation of the executive officers of the Company and its subsidiaries; and provide oversight concerning selection of officers, management succession planning, performance of individual executives and related matters; and

•	Ensure that the Company’s compensation programs are consistent with the Company’s strategic business objectives and shareholder interests.

      The Committee shall fulfill these responsibilities primarily by carrying out the activities set forth in Section IV of this Charter.

II.	Composition

      The Committee will consist of not less than two directors as determined by the Board, each of whom the Board has determined to be independent, as defined by Section 121A of the American Stock Exchange Company Guide. Each Committee member will also qualify as both a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) or, in each case, any successor provision. Each Committee member must also satisfy any other the requirements applicable to compensation committee members set forth in the listing standards of any stock exchange upon which the Company’s securities are then traded.

      The members of the Committee (except for the initial members of the Committee) shall be elected by the Board at the meeting of the Board that occurs on the date of the Company’s annual stockholders’ meeting, and shall serve until their successors shall be duly elected and qualified. Unless the Board elects a Chair, the members of the Committee may designate a Chair by a majority vote of the full Committee membership. In fulfilling its responsibilities, the Committee shall be entitled to delegate its responsibilities to a subcommittee of the Committee.

III.	Meetings

      The Committee shall meet at least annually or as often as necessary to carry out its responsibilities and to act upon any other matters within its jurisdiction. The Committee may request any officer or employee of the Company to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee. At its sole discretion the Committee may meet separately with members of management or with outside advisors to discuss any matters that the Committee believes is appropriate. The Committee may also exclude, as it deems appropriate, any person from its meetings.

IV.	Responsibilities and Duties

      The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of the Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

Setting Compensation for Executive Officers and Directors

      1. Review at least annually and approve the Company’s compensation strategy, corporate goals and objectives relevant to management compensation and total compensation policy with a goal of establishing and maintaining compensation programs that support business objectives, create shareholder value in both the long and short term, retain key executive talent, link compensation with business performance and comply with applicable regulatory requirements. The Committee may also consider such other factors as it deems appropriate, including, without limitation, competitive practices.

      2. Provide oversight and guidance on the development and implementation of compensation and benefit plans for the Company, including, without limitation, adopting and amending such equity and other compensation plans as the Committee may deem necessary or appropriate and taking such steps as the Committee deems necessary or appropriate to qualify compensation payable under such plans as “performance-based compensation” under Section 162(m) or any successor provision.

      3. Review at least annually and approve the measures of performance, both qualitative and quantitative, with respect to the Company’s Chief Executive Officer. The Committee shall evaluate at least annually the Chief Executive Officer’s performance in light of these measures and, based upon these evaluations, shall approve the Chief Executive Officer’s compensation package. The meeting at which this evaluation and approval occurs shall be held in executive session.

      4. Review at least annually and approve the measures of performance, both qualitative and quantitative, with respect to the Company’s other executive officers. The Committee shall evaluate at least annually each such officer’s performance in light of these measures and, based upon these evaluations, shall approve the compensation package for such executive officers. The Committee shall also provide oversight of management’s decisions concerning the performance and compensation of other Company officers and key employees.

      5. Review and approve compensation for non-employee members of the Board of Directors, which may include, but is not limited to, the following elements: retainer, meeting fees, committee fees, committee chair fees, equity or stock compensation, benefits and perquisites.

      6. Consider policies and procedures pertaining to expense accounts of senior executives.

      7. Review and recommend to the full Board of Directors director’s and officer’s indemnification and insurance matters.

      8. Approve separation packages and severance benefits for executive officers to the extent these packages are outside the ordinary plan limits.

      9. Perform any other activities consistent with this Charter, Company bylaws and governing law as the Committee or the Board deems necessary or appropriate.

Monitoring Incentive and Equity-Based Compensation Plans

      10. Review and make recommendations to the Board of Directors with respect to the Company’s incentive-compensation plans and any equity-based plans.

      11. Make and approve stock option grants, incentive stock grants and other discretionary awards under the Company’s stock option and other equity incentive plans to directors and “officers” of the Company, as that term is used in Rule 16b-3 promulgated under the Exchange Act, or any successor provision.

      12. Make recommendations to the Board regarding reservation of shares for issuance under Company employee or director benefit plans.

      13. Review and monitor employee pension, profit sharing and benefit plans.

Reports

      14. Prepare for inclusion in the Company’s proxy statement a Compensation Committee Report on Executive Compensation complying with the requirements of Section 402(k) of Regulation S-K promulgated under the Exchange Act, or any successor provision.

      15. Report regularly to the Board of Directors.

      16. Maintain minutes or other records of meetings and activities of the Committee.

V.	Annual Performance Evaluation

      The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

* * *

      In discharging its duties, the Committee is empowered to investigate any matter within the scope of its responsibilities.

      The Committee shall have the authority to obtain such data, engage such professionals and advisors and use such other internal and external resources as it deems necessary to fulfill its responsibilities and duties. This shall include, without limitation, the authority to consult with the Company’s management and corporate staff, obtain external consultant reports, published salary surveys, and other materials and to engage independent compensation consultants, accountants, attorneys and other professionals. The Committee shall have sole authority to approve fees and other terms of engagement for any professional advisors retained by the Committee. The Company must provide for appropriate funding, as determined by the Committee, for the payment of compensation to any advisors employed by the Committee pursuant to this paragraph, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      Where legally permissible the Committee shall have the authority to delegate such of its responsibilities as the Committee may deem necessary or appropriate in its sole discretion.

APPENDIX C

VOLUME SERVICES AMERICA HOLDINGS, INC.

CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

I.	Purpose

      The primary function of the Corporate Governance Committee (the “Committee”) of Volume Services America Holdings, Inc. (the “Company”) is to assist the Board in fulfilling its responsibilities with respect to Board and committee membership, shareholder proposals and corporate governance matters and practices.

      The Committee’s primary duties and responsibilities are to:

•	Establish criteria for Board and committee membership and recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board;

•	Make recommendations regarding proposals and nominees for director submitted by shareholders of the Company; and

•	Make recommendations to the Board regarding corporate governance matters and practices.

      The Committee shall fulfill these responsibilities primarily by carrying out the activities set forth in Section IV of this Charter.

II.	Composition

      The Committee shall be comprised of three or more directors as determined by the Board, each of whom the Board has determined to be independent, as defined by Section 121A of the American Stock Exchange Company Guide. Each Committee member must also satisfy any independence, experience and other requirements applicable to corporate governance committee members set forth in the listing standards of any stock exchange upon which the Company’s securities are then traded and the rules and regulations of the Securities and Exchange Commission.

      The members of the Committee (except for the initial members of the Committee) shall be elected by the Board at the meeting of the Board that occurs on the date of the Company’s annual stockholders meeting and shall serve until their successors shall be duly elected and qualified. Unless the Board elects a Chair, the members of the Committee may designate a Chair by a majority vote of the full Committee membership. In fulfilling its responsibilities, the Committee shall be entitled to delegate its responsibilities to a subcommittee of the Committee.

III.	Meetings

      The Committee shall meet at least once a year or more frequently as circumstances dictate. The Committee may request any officer or employee of the Company to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee. At its sole discretion the Committee may meet separately with members of management or with outside advisors to discuss any matters that the Committee believes are appropriate. The Committee may also exclude, as it deems appropriate, any person from its meetings.

IV.	Responsibilities and Duties

      The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of the Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures appropriate in light of changing business, legislative, regulatory, legal or other conditions. The

Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

Board Selection, Composition and Evaluation

      1. Establish criteria for Board membership, including, without limitation, career specialization, relevant technical skills, strength of character, diversity and the extent to which the candidate would fill a present need on the Board of Directors.

      2. Oversee the search process for candidates for Board membership, review and approve recommendations for proposed nominees for election to the Board. In that connection, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the corporation, including sole authority to approve the fees payable to such search firm and any other terms of retention.

      3. Consider questions of independence and possible conflicts of interest of candidates and members of the Board of Directors and executive officers pursuant to the listing standards of any stock exchange upon which the Company’s securities are then traded.

      4. Review and approve recommendations to the Board regarding proposals and nominees for director submitted by shareholders of the Company.

      5. Develop and oversee the operation of an orientation program for new directors, and determine whether and what form of continuing education is appropriate for incumbent directors.

      6. Consider and recommend changes in the size and composition of the Board.

      7. Review and evaluate, at least annually, the performance of the Board as a whole.

Committee Selection and Composition

      8. Review and assess the committee structure of the Board and make recommendations to the Board regarding committee structure, functions and purpose.

      9. Recommend members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and where appropriate, make recommendations regarding the removal of any member of any committee.

Corporate Governance

      10. Develop and recommend to the Board for its approval an annual self-evaluation process for the Board and its committees. The Committee shall oversee the annual self-evaluations.

      11. Make recommendations to the Board regarding appropriate policies and procedures to promote the effective functioning of the Board and its corporate governance matters and practices.

      12. Perform any other activities consistent with this Charter, the Company’s bylaws and governing law as the Committee or the Board deems necessary or appropriate.

Reports

      13. Report regularly to the Board of Directors.

      14. Maintain minutes or other records of meetings and activities of the Committee.

V.	Annual Performance Evaluation

      The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

* * *

      In discharging its duties the Committee is empowered to investigate any matter within the scope of its responsibilities.

      The Committee shall have the authority, without seeking Board approval, to obtain such data, engage such professionals and advisors and use such other internal and external resources as it reasonably determines necessary to fulfill its responsibilities and duties. This shall include, without limitation, the authority to consult with the Company’s management and corporate staff, incur administrative expenses, obtain external reports and other materials and to engage outside advisors, including search firms and outside counsel, as it determines necessary to carry out its duties. The Committee shall have sole authority to approve fees and other terms of engagement for any professional advisors retained by the Committee. The Company must provide for appropriate funding, as determined by the Committee, for the payment of compensation to any advisors employed by the Committee pursuant to this paragraph, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      Where legally permissible, the Committee shall have the authority to delegate such of its responsibilities as the Committee may deem necessary or appropriate in its sole discretion.

...

Volume Services America Holdings, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

2004 ANNUAL MEETING OF SECURITY HOLDERS — MAY 20, 2004

      The undersigned hereby appoints Lawrence E. Honig and Janet L. Steinmayer and each of them, with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock, of Volume Services America Holdings, Inc., a Delaware corporation (the “Company”), that the undersigned would be entitled to vote if personally present at the 2004 Annual Meeting of Security Holders of the Company, to be held at the BI-LO Center, 650 North Academy Street, Greenville, SC 29601 at 10:00 a.m. EDT on Thursday, May 20, 2004 and at any adjournment or postponement thereof, upon the matters described in the Notice of Annual Meeting and Proxy Statement dated April 22, 2004, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

      This proxy is being solicited by the Board of Directors of Volume Services America Holdings, Inc. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2, AND, WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, AS SAID PROXIES, AND EACH OF THEM, MAY DETERMINE.

VOLUME SERVICES AMERICA HOLDINGS, INC.
P.O. BOX 11132
NEW YORK, N.Y. 10203-0132

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE)

▼ DETACH PROXY CARD HERE ▼
...

Please sign, date and return this proxy card in the enclosed postage prepaid envelope.	☒
Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS OF VOLUME SERVICES AMERICA HOLDINGS, INC. RECOMMENDS A VOTE “FOR” PROPOSALS 1 and 2.

1.	Election of Directors							I/WE PLAN TO ATTEND THE MEETING	☐

	FOR the nominee listed below	☐	WITHHOLD AUTHORITY to vote for the nominee listed below	☐				To change your address, please mark this box.	☐

NOMINEE: Class I – David M. Williams								To include any comments, please mark this box.	☐

					FOR	AGAINST	ABSTAIN
2.	Ratification of the selection of Deloitte & Touche LLP to serve as the Company’s independent accountants for the year ending December 28, 2004.				☐	☐	☐

S C A N L I N E

NOTE: Please date and sign this proxy card exactly as your name appears hereon. In the case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If this proxy card is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

Date	Share Owner sign here	Co-Owner sign here